Exhibit 99.1

For Further Information Contact

Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS SECOND QUARTER FINANCIAL RESULTS

Revenue for the Quarter Rose 8.4% Over Previous Year’s Second Quarter

ATLANTA, GEORGIA, July 26, 2006: Rollins, Inc. (NYSE:ROL), a premier North American consumer and commercial services company, today reported that revenues for the second quarter ended June 30, 2006 grew 8.4% to $232.2 million, compared to revenues of $214.3 million for the second quarter ended June 30, 2005. Excluding revenues resulting from the Company’s October 1, 2005 acquisition of the Industrial Fumigant Company, revenues grew 4.8%. See attached detailed reconciliation.

Rollins recorded net income of $19.3 million, or $0.28 per diluted share for the second quarter ended June 30, 2006, compared to $18.7 million, or $0.27 per diluted share for the second quarter ended June 30, 2005.  Included in the second quarter of last years results was a $2.5 million gain, net of taxes, or $0.04 per diluted share, as the Company curtailed Rollins, Inc.’s pension plan effective June 30, 2005. Excluding the impact of the pension curtailment gain in 2005, the Company’s net income increased 19.0% or $.05 per diluted share compared to the same period last year. See attached detailed reconciliation.

Rollins’ balance sheet remains strong with total assets of $443.2 million and stockholders’ equity increasing to $188.0 million. In the second quarter, the Company announced that it repurchased 667,908 shares of common stock at a weighted average price of $19.26 per share. In total, approximately 2.4 million additional shares may be purchased under programs previously approved by the Board of Directors.

Commenting on the Company's results, Gary W. Rollins, President and Chief Executive Officer of Rollins, Inc. said, “We are particularly pleased about the growth we experienced in revenues in the second quarter. This growth came from all lines of our business and reflects the early positive results we are seeing in the investment we are making in the build up of our sales force. This investment as well as other key operational initiatives and the dedication of our employees to further increase our business have put us on track year-to-date to meet our financial goals for 2006.”

“We are excited about our Company’s future and we expect 2006 to be another notable year for Rollins and our shareholders.”

Rollins, Inc. is a premier North American consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, Inc., Western Pest Services, and The Industrial Fumigant Company, the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.7 million customers in the United States, Canada, Mexico, Panama and Costa Rica from over 400 locations. You can learn more about our subsidiaries by visiting our Web sites at www.orkin.com, www.westernpest.com, www.indfumco.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding effect of various operational initiatives and the dedication of the Company’s employees to further increase the Company’s business put the Company on track year-to-date to meet the Company’s financial goals for 2006 and the Company’s expectation that 2006 will be another notable year for the Company and its shareholders. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company’s pest and termite process reforms and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; expected benefits of the commercial re-engineering project may not be realized, potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2005.

ROLLINS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
	2006	2005
At June 30,	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$37,221	$65,179
Marketable securities	-	629
Total cash and marketable securities	37,221	65,808
Trade receivables, short-term	56,617	48,556
Materials and supplies	8,545	8,120
Deferred income taxes	23,983	29,496
Other current assets	10,023	9,949
Total Current Assets	136,389	161,929

Equipment and property, net	70,908	57,873
Goodwill and other intangible assets	205,063	190,085
Deferred income taxes	16,263	18,544
Trade receivables, long-term	10,170	10,604
Other assets	4,429	4,142
Total Assets	$443,222	$443,177

LIABILITIES
Capital leases	$705	$-
Accounts payable	14,740	12,405
Accrued insurance	19,143	16,437
Accrued compensation and related liabilities	39,185	36,618
Unearned revenue	84,378	85,306
Other current liabilities	35,059	41,940
Total Current Liabilities	193,210	192,706

Capital leases, less current portion	287	-
Accrued pension	15,651	27,291
Long-term accrued liabilities	46,033	47,979
Total Liabilities	255,181	267,976

STOCKHOLDERS’ EQUITY
Common stock	67,874	68,603
Retained earnings and other equity	120,167	106,598
Total Stockholders’ Equity	188,041	175,201
Total Liabilities and Stockholders’ Equity	$443,222	$443,177

ROLLINS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30,
(in thousands except per share data)
(unaudited)
	Second Quarter		Six months ended
	June 30		June 30
	2006	2005	2006	2005
REVENUES
Customer services	$232,222	$214,326	$426,408	$398,241
COSTS AND EXPENSES
Cost of services provided	119,035	114,294	226,049	214,544
Depreciation and amortization	6,945	6,045	13,738	12,008
Sales, general and administrative	74,368	67,594	136,868	126,265
Pension curtailment gain	-	(4,176)	-	(4,176)
(Gain)/loss on sales of assets	2	(546)	1	(544)
Interest income	(344)	(354)	(636)	(816)
	200,006	182,857	376,020	347,281
INCOME BEFORE TAXES	32,216	31,469	50,388	50,960
PROVISION FOR INCOME TAXES	12,886	12,745	20,155	20,639
NET INCOME	$19,330	$18,724	$30,233	$30,321

NET INCOME PER SHARE - BASIC	$0.29	$0.28	$0.45	$0.45
NET INCOME PER SHARE - DILUTED	$0.28	$0.27	$0.44	$0.43

Weighted average shares outstanding – basic	67,556	67,937	67,243	67,940
Weighted average shares outstanding – diluted	69,243	70,029	69,040	70,046

ROLLINS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30,
(in thousands)
	2006	2005
	Unaudited	Unaudited
OPERATING ACTIVITIES
Net Income	$30,233	$30,321
Adjustments to reconcile net income to net cash
Provided by operating activities:
Depreciation and amortization	13,738	12,008
Pension curtailment gain	-	(4,176)
Provision for deferred income taxes	3,210	914
(Gain)/loss on sales of assets	1	(544)
Other, net	(770)	205
(Increase)/decrease in assets
Trade receivables	(9,605)	(3,801)
Materials and supplies	537	761
Other current assets	(910)	(3,594)
Other non-current assets	747	297
Increase/(decrease) in liabilities:
Accounts payable and accrued expenses	130	5,951
Unearned revenue	4,388	5,142
Accrued insurance	1,768	(1,967)
Accrual for termite contracts	1,000	599
Accrued Pension	(5,000)	-
Long-term accrued liabilities	(5,146)	(1,717)
Net cash provided by operating activities	34,321	40,399
INVESTING ACTIVITIES
Purchase of equipment and property	(11,351)	(14,203)
Acquisitions of companies	(5,020)	(1,606)
Cash from sales of franchises	401	295
Marketable Securities, Net	-	(629)
Proceeds from sales of assets	-	749
Net cash used in investing activities	(15,970)	(15,394)
FINANCING ACTIVITIES
Dividends paid	(8,556)	(6,858)
Common stock purchased	(16,987)	(11,105)
Common stock options exercised	381	2,889
Principal payments on capital leases	(393)	-
Other	451	(646)
Net cash used in financing activities	(25,104)	(15,720)
Effect of exchange rate changes on cash	909	(843)
Net increase/(decrease) in cash and cash equivalents	(5,884)	8,442
Cash and cash equivalents at beginning of period	43,065	56,737
Cash and cash equivalents at end of period	$37,221	$65,179

ROLLINS, INC. AND SUBSIDIARIES
Revenue Reconciliation
Revenues Excluding The Industrial Fumigant Company
	Second Quarter Ended
	June 30,
	2006	2005	$ Better/	% Better/
	(Unaudited)	(Unaudited)	(Worse)	(Worse)
Reported Net Revenues	$232,222	$214,326	$17,896	8.4%
Less:
The Industrial Fumigant Company	7,571	-	7,571	100.0
Net Revenue Excluding the Industrial
Fumigant Company	$224,651	$214,326	$10,325	4.8%

ROLLINS, INC. AND SUBSIDIARIES
Net Income and Earnings Per Share Reconciliation
Earnings and Earnings Per Share Excluding Pension Curtailment Gain
	Second Quarter Ended
	June 30,
	2006	2005	$ Better/	% Better/
	(Unaudited)	(Unaudited)	(Worse)	(Worse)
Reported Net Income	$19,330	$18,724	$606	3.2%
Less:
Pension Curtailment Gain	-	2,485	(2,485)	(100.0)
Earnings Excluding Pension Curtailment Gain	$19,330	$16,239	3,091	19.0%

Reported Earnings Per Share – Basic	$0.29	$0.28	$0.01	3.6%
Less:
Pension Curtailment Gain	-	(0.04)	(0.04)	(100.0)
Earnings Per Share – Basic Excluding Pension
Curtailment Gain	$0.29	$0.24	$0.05	20.8%

Reported Earnings Per Share – Diluted	$0.28	$0.27	$0.01	3.7%
Less:
Pension Curtailment Gain	-	(0.04)	(0.04)	(100.0)
Earnings Per Share – Diluted Excluding
Pension Curtailment Gain	$0.28	$0.23	$0.05	21.7%

CONFERENCE CALL ANNOUNCEMENT

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

second quarter results on:

Wednesday, July 26, 2006 at:

11:30 a.m. Eastern

10:30 a.m. Central

9:30 a.m. Mountain

8:30 a.m. Pacific

TO PARTICIPATE:

Please dial 800-219-6110 domestic;

303-275-2170 international

at least 5 minutes before start time.

REPLAY: available through August 2, 2006

Please dial 800-405-2236/303-590-3000, Passcode: 11065999

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.viavid.net

Questions?

Contact Samantha Alphonso at Financial Relations Board at 212-827-3746

Or email to salphonso@financialrelationsboard.com